UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

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PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2016, Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”) with Broadridge Corporate Issuer Solutions, Inc., as rights agent (the “Rights Agent”). The Amended Rights Agreement amends and restates the Rights Agreement, dated as of March 16, 2006, between the Company and the Rights Agent (the “Prior Rights Agreement”).

Under the Prior Rights Agreement, the rights set forth therein are set to expire on the close of business on March 16, 2016. The Amended Rights Agreement extends the date of expiration, such that the rights set forth in the Amended Rights Agreement will continue in effect until March 16, 2021, unless earlier redeemed or exchanged by the Company, or the closing of any merger or other acquisition transaction involving the Company at which time the rights are terminated, as further set forth in the Amended Rights Agreement.

A copy of the Amended Rights Agreement is attached as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Prior Rights Agreement as originally executed is attached as Exhibit 4.19 to the Company’s Current Report on Form 8-K filed on March 17, 2006 and is incorporated herein by reference. This foregoing summary of the Amended Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended Rights Agreement attached hereto as Exhibit 4.1.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 above are incorporated herein by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated March 16, 2016, between Peregrine Pharmaceuticals, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: March 16, 2016	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated March 16, 2016, between Peregrine Pharmaceuticals, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

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